UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2019

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 16, 2019, Tempur Sealy International, Inc. (the “Company”), Tempur-Pedic Management, LLC (the “Additional Borrower”) and certain wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”) entered into an amendment and restatement agreement (the “Amendment”) with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”).
The Amendment, among other things, (i) amends and restates the Company’s existing senior secured credit agreement dated as of April 6, 2016 (as previously amended on April 4, 2017, January 8, 2019 and June 4, 2019, the “Existing Credit Agreement”; the Existing Credit Agreement as amended and restated pursuant to the Amendment, the “Credit Agreement”) among the Company, certain wholly-owned subsidiaries of the Company party thereto, the several banks and other financial institutions party thereto and the Agent and (ii) amends the guarantee and collateral agreement.
The Credit Agreement provides for a $425 million revolving credit facility (the “Revolving Credit Facility”), a $425 million term loan facility (the “Term Loan Facility”, and, together with the Revolving Credit Facility, the “Credit Facilities”) and an incremental facility in an aggregate amount of up to $550 million plus the amount of certain prepayments plus an additional unlimited amount subject to compliance with a maximum consolidated secured leverage ratio test. The Revolving Credit Facility has a $60 million sub-facility for the issuance of letters of credit. The Company used the proceeds under the Term Loan Facility to refinance outstanding borrowings under the Existing Credit Agreement and terminated the existing revolving credit commitments. The proceeds of the Revolving Credit Facility can be used to finance working capital needs and for general corporate purposes.
The maturity date of the Credit Facilities is October 16, 2024. Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date. The Term Loan Facility is subject to quarterly amortization as set forth in the Credit Agreement. In addition, the Term Loan Facility is subject to mandatory prepayment in connection with certain debt issuances, asset sales and casualty events, subject to certain reinvestment rights. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time without payment of any prepayment premiums.
At the borrower’s election, loans made under the Credit Facilities will bear interest at either (i) a base rate plus an applicable margin or (ii) an Eurocurrency rate plus an applicable margin, subject to adjustment based on the Company’s consolidated total leverage ratio.

Certain of the Company’s present and future domestic subsidiaries guarantee the obligations under the Credit Facilities. The obligations under the Credit Facilities are secured by a pledge of substantially all of the assets of the Company, the Additional Borrower and the subsidiary guarantors, subject to certain exceptions and exclusions.
The Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, restrictions on indebtedness, liens, mergers or consolidations, dispositions, restricted payments, investments, prepayments of certain indebtedness, transactions with affiliates, changes in fiscal year, burdensome agreements or changes in the nature of its business. The Credit Agreement also contains customary representations and warranties and events of default
In addition, the Credit Agreement requires the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis. Specifically, the Credit Agreement requires that the Company and its subsidiaries not:

Permit its consolidated interest coverage ratio to be less than 3.00:1.00;

Permit its consolidated total leverage ratio to be greater than 5.00:1.00 (subject to a temporary step in connection with certain qualifying material acquisitions); and

Permit its consolidated secured leverage ratio to be greater than 3.50:1.00 (subject to a temporary step in connection with certain qualifying material acquisitions).

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On October 17, 2019, the Company issued a press release regarding the Credit Facilities. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.
The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.
Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit	Description
10.1
Amendment and Restatement Agreement, dated as of October 16, 2019, by and among Tempur Sealy International, Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Tempur Sealy International, Inc. dated as of October 17, 2019.
104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 17, 2019

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer